Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2024

– Revenue of $987.9 Million, GAAP Diluted EPS of $0.76 and Non-GAAP Diluted EPS of $1.01 –

– Total Company Revenue Growth of 4.5%, or 4.2% in Constant Currency
and 5.0% Organically ex. COVID-19 in Constant Currency –

– Company Expects Strong Execution of its Broad-Based Growth Strategy in Fiscal 2025 –

MARLBOROUGH, Mass. (November 4, 2024) – Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal fourth quarter ended September 28, 2024.

"We delivered strong fiscal 2024 results, reinforcing our track record of durable performance with another solid quarter of growth," said Steve MacMillan, Hologic’s chairman, president, and chief executive officer. "Each year we grow stronger, leveraging our leading brands to drive diverse revenue growth and industry leading margins, while generating exceptional cash flow.  We are excited for 2025, as we continue to drive market creation with our intense focus on workflow efficiency and automation, ultimately making a difference for our customers and patients worldwide."

Recent Highlights
•	Revenue of $987.9 million increased 4.5% for the quarter, or 4.2% in constant currency.
•
Excluding COVID-19 revenues, total organic revenue, which excludes the divested Blood Screening and SSI businesses and the newly acquired Endomagnetics business, grew 5.3%, or 5.0% on a constant currency basis.

•
Diagnostics revenue increased 6.5%, or 6.2% in constant currency, primarily driven by higher Molecular Diagnostics sales, partially offset by lower sales of COVID-19 assays compared to the prior year period.

•	Excluding COVID-19 revenues, organic Diagnostics revenue grew 9.5%, or 9.2% on a constant currency basis.
•
Molecular Diagnostics revenue increased 9.4%, or 9.1% in constant currency compared to the prior year period, primarily driven by higher sales of the Company’s BV CV/TV and non-COVID-19 respiratory assays, as well as Biotheranostics lab testing.

•	Excluding COVID-19 revenues, Molecular Diagnostics revenue grew 13.4%, or 13.2% on a constant currency basis.
•	Breast Health revenue increased 6.4%, or 6.2% in constant currency, primarily driven by strong Breast Imaging Service revenue and the addition of Endomagnetics.
•	Organic Breast Health revenue, which excludes SSI and Endomagnetics, increased 5.6%, or 5.3% in constant currency.
•	Surgical revenue grew 5.7%, or 5.4% in constant currency, primarily driven by strong International performance.
•	Cash flow from operations remained strong in the fourth quarter at $367.1 million.
•
The Company repurchased 0.7 million shares for $58 million in the fourth quarter of fiscal 2024. For the full year of fiscal 2024, the Company repurchased 11.2 million shares of its common stock for $808 million, which includes the $500 million accelerated share repurchase (ASR) completed in the second quarter of fiscal 2024.

•
The Company intends to enter into an accelerated share repurchase (ASR) agreement for $250 million of the Company’s common stock. The Company expects the ASR will become effective in the Company’s first quarter of fiscal 2025 and the final settlement of the ASR is expected to be completed in the second quarter of fiscal 2025. The ASR will be completed pursuant to the existing announced share repurchase authorizations approved by Hologic’s board of directors.

•
On July 25, 2024, the Company completed the acquisition of Endomagnetics Ltd, a privately held UK-based developer of breast cancer surgery technologies, for approximately $310 million, as the Company expands and diversifies its interventional breast business.

•
On October 14, 2024, the Company announced its agreement to acquire Gynesonics, Inc., a privately held medical device company focused on the development of minimally invasive solutions for women’s health for approximately $350 million, subject to adjustment, as the Company seeks to broaden its surgical portfolio. The Company anticipates closing this acquisition in the first half of calendar year 2025. Completion of the acquisition is subject to customary closing conditions, including receipt of required regulatory approvals.

Key financial results for the fiscal fourth quarter are shown in the table below.
	GAAP			Non-GAAP
	Q4’24	Q4’23	Change Increase (Decrease)	Q4’24	Q4’23	Change Increase (Decrease)
Revenues	$987.9	$945.3	4.5%	$987.9	$945.3	4.5%
Gross Margin	56.5%	52.9%	360 bps	61.5%	60.4%	110 bps
Operating Expenses	$327.6	$367.8	(10.9%)	$311.0	$303.7	2.4%
Operating Margin	23.3%	14.0%	930 bps	30.0%	28.3%	170 bps
Net Margin	18.1%	9.6%	850 bps	24.0%	23.2%	80 bps
Diluted EPS	$0.76	$0.37	105.4%	$1.01	$0.89	13.5%

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted.  Some totals may not foot due to rounding.  Unless otherwise noted, all results are compared to the corresponding prior year period.  Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.”  Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.  Our fiscal fourth quarter organic revenue results exclude the divested Blood Screening and SSI ultrasound imaging businesses, as well as the acquired Endomagnetics business.  Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail
			Increase (Decrease)
$ in millions	Q4’24	Q4’23	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology and Perinatal	$116.5	$115.2	1.1%	0.7%	(1.4%)	5.0%	4.0%
Molecular Diagnostics	$319.3	$291.9	9.4%	9.1%	9.3%	9.7%	8.7%
Blood Screening	$7.5	$9.3	(19.4%)	(19.4%)	(19.4%)	N/A	N/A
Total Diagnostics	$443.3	$416.4	6.5%	6.2%	6.0%	7.8%	6.7%
Organic Diagnostics ex. COVID-19	$395.7	$361.4	9.5%	9.2%	9.9%	8.4%	7.3%

Breast Health
Breast Imaging	$293.4	$282.2	4.0%	3.7%	5.4%	(0.7%)	(1.9%)
Interventional Breast Solutions	$82.1	$70.6	16.3%	16.1%	12.6%	29.8%	29.1%
Total Breast Health	$375.5	$352.8	6.4%	6.2%	6.8%	5.0%	3.9%
Organic Breast Health	$368.1	$348.7	5.6%	5.3%	6.1%	3.7%	2.6%

GYN Surgical	$156.5	$148.0	5.7%	5.4%	0.2%	25.6%	24.0%

Skeletal Health	$12.7	$28.0	(54.6%)	(54.9%)	(42.8%)	(73.6%)	(73.8%)

Total	$987.9	$945.3	4.5%	4.2%	4.2%	5.4%	4.3%
Organic Revenue (definition above)	$973.0	$931.9	4.4%	4.2%	4.2%	5.0%	3.9%
Organic Revenue excluding COVID-19	$933.0	$886.2	5.3%	5.0%	5.3%	5.2%	4.1%

Other Financial Highlights

•	U.S. revenue of $745.6 million increased 4.2%. International revenue of $242.3 million increased 5.4%, or 4.3% in constant currency.
•
GAAP gross margin of 56.5% increased 360 basis points primarily due to inventory write-offs related to a discontinued product line in the prior year period.  Non-GAAP gross margin of 61.5% increased 110 basis points primarily due to an increase in sales compared to the prior year period.

•
GAAP operating margin of 23.3% increased 930 basis points primarily due to the prior year period including a loss of $51.7 million to record the SSI ultrasound imaging business as assets held-for-sale.  Non-GAAP operating margin of 30.0% increased 170 basis points, primarily due to higher revenue and improved operating leverage compared to the prior year period.

•
GAAP net income of $178.6 million increased 97.1% and Non-GAAP net income of $237.5 million increased 8.3%. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $323.7 million, an increase of 12.3%.

•
COVID-19 revenues, which consist of COVID-19 assay revenue of $15.2 million, and other COVID-19 related revenue plus revenue from discontinued products of $24.8 million, decreased (12.4%), or (12.5%) in constant currency.

•	The Company ended the quarter with cash and cash equivalents of $2.16 billion, and an adjusted net leverage ratio (net debt over adjusted EBITDA) of 0.3 times.
•	Adjusted Return on Invested Capital (ROIC) was 14.1%, a decrease of (30) basis points compared to the prior year period.

Financial Guidance for the First Quarter and Full-Year Fiscal 2025

“In our fiscal fourth quarter of 2024, Hologic delivered strong financial performance, capping off another solid year of growth,” said Karleen Oberton, Hologic’s chief financial officer. “Looking ahead to fiscal 2025, our robust balance sheet and projected strong cash flows provide exceptional operational flexibility, positioning us well to achieve sustainable revenue growth and even faster EPS growth over the long term.”

Hologic’s financial guidance for the first quarter and full year 2025 is shown in the table below.  The guidance is based on a full year non-GAAP tax rate of approximately 19.5%, and diluted shares outstanding of approximately 235 million for the full year.  Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2025 as in fiscal 2024.  Organic revenue guidance for fiscal 2025 is in constant currency and excludes the divested Blood Screening and SSI ultrasound imaging businesses.  Revenue from acquired businesses is generally included in organic revenue guidance starting a year after the acquisition.  Organic revenue excluding COVID-19 is in constant currency and is organic revenue excluding COVID-19 assay revenue, COVID-19 related revenue, and discontinued product sales in Diagnostics.

The guidance below includes the financial results of the closed Endomagnetics acquisition for the full year, which will become organic in the fourth quarter of fiscal 2025, but does not include any contribution from the Gynesonics acquisition, which has not closed.  There is no year over year net selling day impact comparing 2025 to 2024.  First quarter and full year fiscal 2025 guidance incorporates the expected impact from the ongoing temporary stop-ship of Horizon DXA systems (Skeletal).

Current Guidance
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)	Organic excluding COVID-19 % Increase (Decrease)
Fiscal 2025
Revenue	$4,150 - $4,200	3.0% to 4.2%	2.3% to 3.5%	1.7% to 3.0%	3.4% to 4.7%
GAAP EPS	$3.53 - $3.63	6.3% to 9.3%
Non-GAAP EPS	$4.25 - $4.35	4.2% to 6.6%

Q1 2025
Revenue	$1,025 - $1,035	1.2% to 2.2%	0.4% to 1.4%	(0.2%) to 0.8%	1.8% to 2.8%
GAAP EPS	$0.81 - $0.84	(21.4%) to (18.4%)
Non-GAAP EPS	$1.00 - $1.03	2.0% to 5.1%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID-19; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net income margin; non-GAAP EPS; adjusted EBITDA; adjusted net leverage ratio and adjusted ROIC. Organic revenue for the fiscal fourth quarter of 2024 excludes the divested Blood Screening and SSI ultrasound imaging businesses and the acquired Endomagnetics business. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. Organic revenue excluding COVID-19 revenues is organic revenue less COVID-19 assay revenue, COVID-19 related sales of instruments, collection kits and ancillaries, COVID-19 related revenue from Diagenode and Mobidiag, as well as COVID-19 related license revenue, and revenues from discontinued products in Diagnostics. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) the impairment of goodwill and intangible assets and equipment and the loss to record assets held-for-sale to fair value less costs to sell; (iii) adjustments to record contingent consideration at fair value; (iv) charges to write-off inventory for a product line discontinuance; (v) the fair value write-up of acquired inventory sold during the period (vi) restructuring charges, facility closure and consolidation charges (including accelerated depreciation), and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services); (vii) transaction related expenses for acquisitions and dispositions; (viii) third-party expenses incurred related to the implementation of the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (ix) debt extinguishment losses and related transaction costs; (x) unrealized (gains) losses on the mark-to-market of foreign currency contracts to hedge operating results for which the Company has not elected hedge accounting; (xi) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xii) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xiii) the impacts related to internal restructurings and non-operational items; (xiv) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest income/expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines its adjusted net leverage ratio as the principal amount of its debt net of cash and cash equivalents, divided by its adjusted EBITDA for the last four quarters. The Company defines its adjusted ROIC as its non-GAAP operating income for a trailing twelve months tax effected by its non-GAAP effective tax rate divided by the sum of its average net debt and stockholders’ equity, which is adjusted to exclude the after-tax effects of goodwill and intangible assets and equipment impairment charges.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items many of which can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2024.  Interested participants may listen to the call by dialing 888-394-8218 (in the U.S. and Canada) or +1 773-305-6853 (for international callers) and referencing access code 4567924.  Participants may also click to join.  Participants should dial in 5-10 minutes before the call begins. The Company will also provide a live and replay webcast of the call at hologic.com/investors.  The replay of the call will be available approximately two hours after the call ends through Wednesday, December 4, 2024.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; the ASR program, which is subject to the finalization and execution of a definitive agreement on terms and conditions satisfactory to Hologic; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include, without limitation: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, such as inflation, bank failures, rising interest rates and availability of capital markets, geopolitical conflicts, wars, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and suppliers and on the Company’s business, financial condition, results of operations and cash flows and the Company’s ability to draw down its revolver; the effect of the worldwide political and social uncertainty and divisions, including the impact on trade regulation and tariffs, that may adversely impact the cost and sale of the Company’s products in certain countries, or increase the costs the Company may incur to purchase materials, parts and equipment from its suppliers; the ability to execute acquisitions and the impact and anticipated benefits of completed acquisitions and acquisitions the Company may complete in the future; the development of new competitive technologies and products and competition; the Company’s ability to predict accurately the demand for its products, and products under development and to develop strategies to address markets successfully; continued demand for the Company’s COVID-19 assays; potential cybersecurity threats and targeted computer crime; the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation; the possibility of interruptions or delays at the Company’s manufacturing facilities, or the failure to secure alternative suppliers if any of the Company’s sole source third-party manufacturers fail to supply the Company; the ability to consolidate certain of the Company’s manufacturing and other operations on a timely basis and within budget, without disrupting its business and to achieve anticipated cost synergies related to such actions; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the ability to obtain and maintain regulatory approvals and clearances for the Company’s products, including the implementation of the European Union Medical Device Regulations and In Vitro Diagnostic Regulation requirements, and to maintain compliance with complex and evolving regulations and quality standards, as well as the uncertainty of costs required to obtain and maintain compliance with such regulatory and quality matters; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; the effect of any future public health crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; cost and expenses of investigative and legal proceedings and compliance risks; potential negative impacts resulting from climate change or other environmental, social and governance and sustainability related matters; and technical innovations that could render products marketed or under development by the Company obsolete.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact:
Ryan Simon
Vice President, Investor Relations
ryan.simon@hologic.com
(858) 410-8514

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Revenues:
Product	$787.8	$757.0	$3,255.1	$3,279.9
Service and other	200.1	188.3	775.2	750.5
Total revenues	987.9	945.3	4,030.3	4,030.4

Cost of revenues:
Product	292.3	305.0	1,206.2	1,184.3
Amortization of acquired intangible assets	45.5	46.4	180.5	205.7
Impairment of intangible assets and equipment	—	—	39.2	179.5
Service and other	92.4	93.6	376.6	389.4

Gross profit	557.7	500.3	2,227.8	2,071.5

Operating expenses:
Research and development	67.3	72.9	272.8	294.3
Selling and marketing	146.0	139.5	585.4	595.2
General and administrative	103.2	92.9	409.4	392.4
Amortization of acquired intangible assets	4.9	6.2	29.2	28.1
Impairment of intangible assets and equipment	—	—	5.6	44.3
Contingent consideration fair value adjustments	—	(2.5)	1.7	(14.9)
Loss on assets held-for-sale	—	51.7	—	51.7
Restructuring charges	6.2	7.1	41.1	12.0
Total operating expenses	327.6	367.8	1,345.2	1,403.1

Income from operations	230.1	132.5	882.6	668.4
Interest income	28.4	35.9	108.7	120.5
Interest expense	(32.0)	(28.1)	(122.1)	(111.1)
Other income (expense), net	(4.9)	5.3	(4.1)	(1.7)

Income before income taxes	221.6	145.6	865.1	676.1
Provision for income taxes	43.0	55.0	75.6	220.1

Net income	$178.6	$90.6	$789.5	$456.0

Net income per common share:
Basic	$0.76	$0.37	$3.35	$1.85
Diluted	$0.76	$0.37	$3.32	$1.83

Weighted average number of shares outstanding:
Basic	233,772	245,130	235,723	246,772
Diluted	235,971	247,142	237,553	248,831

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 28, 2024	September 30, 2023
ASSETS

Current assets:
Cash and cash equivalents	$2,160.2	$2,722.5
Short-term investments	173.4	—
Accounts receivable, net	600.4	625.6
Inventory	679.8	617.6
Other current assets	209.5	206.9
Assets held-for-sale - current assets	—	11.9
Total current assets	3,823.3	4,184.5

Property, plant and equipment, net	537.8	517.0
Goodwill and intangible assets	4,287.7	4,169.9
Long-term investments	96.4	—
Other assets	410.8	267.9
Total assets	$9,156.0	$9,139.3

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$37.5	$287.0
Accounts payable and accrued liabilities	786.8	712.9
Deferred revenue	212.9	199.2
Assets held-for-sale - current liabilities	—	8.2
Total current liabilities	1,037.2	1,207.3

Long-term debt, net of current portion	2,497.1	2,531.2
Deferred income taxes	59.4	20.2
Other long-term liabilities	432.3	363.7
Total stockholders' equity	5,130.0	5,016.9
Total liabilities and stockholders’ equity	$9,156.0	$9,139.3

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended
	September 28, 2024	September 30, 2023
OPERATING ACTIVITIES
Net income	$789.5	$456.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	99.3	89.6
Amortization of acquired intangible assets	209.7	233.8
Stock-based compensation expense	82.3	79.6
Deferred income taxes and other non-cash taxes	(72.1)	(109.1)
Intangible assets and equipment impairment charges	44.8	223.8
Loss on assets held-for-sale	—	51.7
Contingent consideration fair value adjustments	—	(14.9)
Other adjustments and non-cash items	47.6	28.9
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	41.0	(1.5)
Inventory	(47.4)	(4.9)
Prepaid income taxes	(21.7)	17.4
Prepaid expenses and other assets	7.3	23.6
Accounts payable	22.2	(23.0)
Accrued expenses and other liabilities	73.4	(14.2)
Deferred revenue	9.3	14.4
Net cash provided by operating activities	1,285.2	1,051.2
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(297.3)	(5.0)
Sale of business, net of cash disposed	(31.3)	—
Purchases of available-for-sale securities	(267.7)	—
Capital expenditures	(72.4)	(91.8)
Proceeds from the Department of Defense	—	20.5
Increase in equipment under customer usage agreements	(57.8)	(58.4)
Strategic investments	(42.5)	(10.0)
Purchase of intellectual property	(10.0)	—
Other activity	(2.0)	(7.4)
Net cash used in investing activities	(781.0)	(152.1)
FINANCING ACTIVITIES
Repayment of long-term debt	(287.5)	(15.0)
Payment of contingent consideration	(2.6)	(7.6)
Payment of deferred acquisition consideration	—	(0.8)
Repurchases of common stock	(835.1)	(474.8)
Net proceeds from issuance of common stock under employee stock plans	37.8	43.0
Payment of minimum tax withholdings on net share settlements of equity awards	(17.4)	(24.0)
Payments under finance lease obligations	(3.8)	(4.0)
Net cash used in financing activities	(1,108.6)	(483.2)
Effect of exchange rate changes on cash and cash equivalents	8.9	0.3
Net (decrease) increase in cash and cash equivalents	(595.5)	416.2
Cash and cash equivalents, beginning of period*	2,755.7	2,339.5
Cash and cash equivalents, end of period*	$2,160.2	$2,755.7

*Includes $33.2 million of cash recorded in assets held-for-sale - current assets as of September 30, 2023.

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share)

Reconciliation of GAAP Revenue to Organic Revenue
	Three Months Ended		Years Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Consolidated GAAP Revenue	$987.9	$945.3	$4,030.3	$4,030.4
Less: Blood Screening Revenue	(7.5)	(9.3)	(30.3)	(37.8)
Less: SSI Revenue	(0.3)	(4.1)	(2.6)	(18.8)
Less: Endomagnetics Revenue	(7.1)	—	(7.1)	—
Organic Revenue	$973.0	$931.9	$3,990.3	$3,973.8
Less: COVID-19 Assay Revenue	(15.2)	(21.4)	(78.6)	(248.2)
Less: COVID-19 Related Revenue*	(24.8)	(24.2)	(104.0)	(112.8)
Less: Discontinued Product Revenue	—	(0.1)	(0.4)	(3.0)
Organic Revenue excluding COVID-19	$933.0	$886.2	$3,807.3	$3,609.8

*Revenues estimated to be related to COVID assay sales for instruments, collection kits and ancillaries.

	Three Months Ended		Years Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Gross Profit:
GAAP gross profit	$557.7	$500.3	$2,227.8	$2,071.5
Adjustments:
Amortization of acquired intangible assets (1)	45.5	46.4	180.5	205.7
Impairment of intangible assets and equipment (14)	—	—	39.2	179.5
Product line discontinuance (13)	—	24.7	7.1	24.7
Integration/consolidation costs (3)	—	—	—	(0.1)
Fair value write-up of acquired inventory sold (17)	4.3	—	4.3	—
Non-GAAP gross profit	$607.5	$571.4	$2,458.9	$2,481.3

Gross Margin Percentage:
GAAP gross margin percentage	56.5%	52.9%	55.3%	51.4%
Impact of adjustments above	5.0%	7.5%	5.7%	10.2%
Non-GAAP gross margin percentage	61.5%	60.4%	61.0%	61.6%

Operating Expenses:
GAAP operating expenses	$327.6	$367.8	$1,345.2	$1,403.1
Adjustments:
Amortization of acquired intangible assets (1)	(4.9)	(6.2)	(29.2)	(28.1)
Impairment of intangible assets and equipment (14)	—	—	(5.6)	(44.3)
Transaction expenses (4)	(4.2)	(1.1)	(7.6)	(1.4)
Contingent consideration adjustments (7)	—	2.5	(1.7)	14.9
Integration/consolidation costs (3)	(0.3)	(0.3)	(0.3)	(0.8)
Purchased R&D asset charge (16)	—	—	(10.0)	—
MDR expenses (2)	—	(0.2)	—	(1.5)
Legal related settlement charges (11)	(1.0)	—	(1.0)	(1.3)
Loss on assets held-for-sale (19)	—	(51.7)	—	(51.7)
Restructuring charges (3)	(6.2)	(7.1)	(41.1)	(12.0)
Non-income tax charges (5)	—	—	—	(2.9)
Non-GAAP operating expenses	$311.0	$303.7	$1,248.7	$1,274.0

Operating Margin:
GAAP income from operations	$230.1	$132.5	$882.6	$668.4
Adjustments to gross profit as detailed above	49.8	71.1	231.1	409.8
Adjustments to operating expenses as detailed above	16.6	64.1	96.5	129.1
Non-GAAP income from operations	$296.5	$267.7	$1,210.2	$1,207.3

Operating Margin Percentage:
GAAP income from operations margin percentage	23.3%	14.0%	21.9%	16.6%
Impact of adjustments above	6.7%	14.3%	8.1%	13.4%
Non-GAAP operating margin percentage	30.0%	28.3%	30.0%	30.0%

Pre-Tax Income:
GAAP pre-tax earnings	$221.6	$145.6	$865.1	$676.1
Adjustments to pre-tax earnings as detailed above	66.4	135.2	327.6	538.9
Debt extinguishment loss (6)	—	—	0.4	—
Other income (18)	(6.3)	—	(6.3)	—
Unrealized losses (gains) on forward foreign currency contracts (8)	14.1	(7.5)	20.1	11.4
Non-GAAP pre-tax income	$295.8	$273.3	$1,206.9	$1,226.4

Net Income:
GAAP net income	$178.6	$90.6	$789.5	$456.0
Adjustments:
Amortization of acquired intangible assets (1)	50.4	52.6	209.7	233.8
Impairment of intangible assets and equipment (14)	—	—	44.8	223.8
Restructuring and integration/consolidation costs (3)	6.5	7.4	41.4	12.7
Fair value write-up of acquired inventory sold (17)	4.3	—	4.3	—
Purchased R&D asset charge (16)	—	—	10.0	—
Product line discontinuance (13)	—	24.7	7.1	24.7
MDR expenses (2)	—	0.2	—	1.5
Debt extinguishment loss (6)	—	—	0.4	—
Legal related settlement charges (11)	1.0	—	1.0	1.3
Transaction expenses (4)	4.2	1.1	7.6	1.4
Contingent consideration adjustments (7)	—	(2.5)	1.7	(14.9)
Loss on assets held-for-sale (19)	—	51.7	—	51.7
Other income (18)	(6.3)	—	(6.3)	—
Unrealized losses (gains) on forward foreign currency contracts (8)	14.1	(7.5)	20.1	11.4
Non-income tax charges (5)	—	—	—	2.9
Worthless stock deduction (15)	—	—	(107.2)	—
Income tax related items (9)	(0.9)	19.5	14.7	82.1
Income tax effect of reconciling items (12)	(14.4)	(18.5)	(70.1)	(104.2)
Non-GAAP net income	$237.5	$219.3	$968.7	$984.2

Net Income Margin Percentage:
GAAP net income margin percentage	18.1%	9.6%	19.6%	11.3%
Impact of adjustments above	5.9%	13.6%	4.4%	13.1%
Non-GAAP net income margin percentage	24.0%	23.2%	24.0%	24.4%
Earnings per Share:
GAAP income per share - Diluted	$0.76	$0.37	$3.32	$1.83
Adjustment to net income (as detailed above)	0.25	0.52	0.76	2.13
Non-GAAP earnings per share – diluted (10)	$1.01	$0.89	$4.08	$3.96

Adjusted EBITDA:
Non-GAAP net income	$237.5	$219.3	$968.7	$984.2
Interest expense (income), net	3.6	(7.8)	13.4	(9.4)
Provision for income taxes	58.5	54.0	238.4	242.2
Depreciation expense, not adjusted above	24.1	22.8	92.2	89.6
Adjusted EBITDA	$323.7	$288.3	$1,312.7	$1,306.6

Explanatory Notes to Reconciliations:
(1) To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2) To reflect the exclusion of third-party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already had FDA approval and/or CE mark.
(3) To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include severance, retention and transfer costs, as well as costs incurred to integrate acquisitions, including consulting, legal and tax fees. In addition, this category includes additional expenses, primarily accelerated depreciation and an impairment on a lease asset incurred in fiscal 2024 related to closing certain facilities in the Diagnostics business.
(4) To reflect expenses with third parties related to acquisitions prior to when such transactions are completed. These expenses primarily comprise legal, consulting and due diligence fees.
(5) To reflect the net impact of establishing a non-income tax loss contingency related to prior years and the settlement of a prior year non-income tax audit.
(6) To reflect a debt extinguishment loss for the prepayment of debt under the Credit Agreement in first quarter of fiscal 2024.
(7) To reflect an adjustment to the estimated contingent consideration liability related to the Acessa Health acquisition, which was payable upon meeting defined revenue growth metrics.
(8) To reflect non-cash unrealized gains and losses on the mark-to-market on outstanding forward foreign currency contracts, which have not been designated for hedge accounting.
(9) To reflect the net impact of income tax reserves from the expiration of the statute of limitations, and non-recurring income tax charges and benefits.
(10) Non-GAAP earnings per share were calculated based on 235,971 and 237,553 weighted average diluted shares outstanding for the three and twelve months ended September 28, 2024, respectively, and 247,142 and 248,831 for the three and twelve months ended September 30, 2023, respectively.
(11) To reflect net charges and benefits from legal related settlements.
(12) To reflect the tax effects of Non-GAAP reconciling items, excluding specific income tax related items separately stated in Note 9 and the worthless stock deduction in Note 15.  Amounts are calculated using the effective tax rate in the jurisdiction to which the adjustment relates.
(13) To reflect the write-off of inventory and charges for non-cancellable purchase orders related to a product line discontinuance in the Diagnostics division.
(14) To reflect an impairment charge for an in-process research and development intangible asset acquired in the Mobidiag acquisition during the first quarter of fiscal 2024 and impairment charges related to intangible assets from the Focal acquisition recorded during the second and third quarters of fiscal 2024. To reflect impairment charges for intangible assets and equipment acquired in the Mobidiag acquisition and impairment of our SSI ultrasound imaging assets recorded during the third quarter of fiscal 2023.
(15) To reflect the discrete tax benefit related to a worthless stock deduction on the investment in one of the Company's international subsidiaries.
(16) To reflect the purchase of an intangible asset to be used in a research and development project that has no future alternative use.
(17) To reflect the fair value write-up of inventory sold during the period related to the Endomagnetics acquisition during the fourth quarter of fiscal 2024.
(18) To reflect amounts owed to the Company for a change in control provision related to a license agreement.
(19) To reflect the loss to record the SSI ultrasound imaging business to fair value as the business was designated as assets held-for-sale during the fourth quarter of fiscal 2023.

Reconciliation of GAAP to non-GAAP EPS Guidance:
	Guidance Range		Guidance Range
	Quarter Ending December 28, 2024		Year Ending September 27, 2025
	Low	High	Low	High
GAAP Net Income Per Share	$0.81	$0.84	$3.53	$3.63
Amortization of acquired intangible assets	$0.21	$0.21	$0.85	$0.85
Step-up of acquired inventory	$0.01	$0.01	$0.01	$0.01
Restructuring, Integration and Other charges	$0.01	$0.01	$0.03	$0.03
Tax Impact of Exclusions	(0.04)	$(0.04)	(0.17)	(0.17)
Non-GAAP Net Income Per Share	$1.00	$1.03	$4.25	$4.35

Return on Invested Capital (ROIC) Reconciliation of Net Income to ROIC:

Trailing Twelve Months Ended September 28, 2024
Adjusted Net Operating Profit After Tax
GAAP net income	$789.5
Adjustments to GAAP net income	179.2
Non-GAAP net income	$968.7
Non-GAAP provision for income taxes	238.4
GAAP interest expense	122.1
Non-GAAP other income	(118.9)
Adjusted net operating profit before tax	$1,210.3
Non-GAAP average effective tax rate (1)	19.75%
Adjusted net operating profit after tax	$971.2

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$2,676.4
Less: Average cash and cash equivalents	(2,457.9)
Average net debt	$218.5
Average stockholders' equity (3)	6,652.9
Average net debt plus average stockholders' equity	$6,871.4

Adjusted Return on Invested Capital	14.1%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the trailing twelve month period was 19.75%.
(2) Calculated using the average of the balances as of September 28, 2024 and September 30, 2023.
(3)  For Adjusted ROIC, stockholder's equity is adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, the impairment of intangible assets and equipment of $30.2 million in fiscal 2020, the impairment of intangible assets of $45.1 million in fiscal 2022, the impairment of intangible assets and equipment of $223.8 million in fiscal 2023 and the impairment of an intangible asset of $4.3 million in the first quarter of fiscal 2024, $26.8 million in the second quarter of fiscal 2024 and $13.7 million in the third quarter of fiscal 2024. The impact of the intangible asset impairment charges is reflected net of tax.

As of September 28, 2024
Adjusted Net Leverage Ratio:
Total principal debt	$2,547.5
Total cash and cash equivalents	$(2,160.2)
Net principal debt	$387.3
Adjusted EBITDA for the last four quarters	$1,312.6
Adjusted Net Leverage Ratio	0.3

Other Supplemental Information:

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Geographic Revenues
U.S.	75.5%	75.8%	75.0%	75.9%
Europe	12.7%	12.6%	13.2%	12.9%
Asia-Pacific	6.7%	6.7%	6.5%	6.3%
All Others	5.1%	4.9%	5.3%	4.9%
Total Revenues	100.0%	100.0%	100.0%	100.0%